File No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

BADGER METER, INC.
(Exact name of Registrant as specified in its charter)

Wisconsin	39-0143280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4545 West Brown Deer Road
Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)

Badger Meter, Inc. 2008 Restricted Stock Plan
(Full title of the plan)

_________________

Richard A. Meeusen
Chairman, President and Chief Executive Officer
Badger Meter, Inc.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223
(Name and address of agent for service)
(414) 355-0400
(Telephone number, including area
code, of agent for service)

_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]	Accelerated filer [x]
Non-accelerated filer [_] (Do not check if a smaller reporting company)	Smaller reporting company [_]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock,
$1.00 par value	100,000 shares	$50.29	$5,029,000	$198

Common Share	100,000 rights	(2)	(2)	(2)
Purchase Rights

(1)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the American Stock Exchange on April 25, 2008.

(2)	The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

                The following documents filed with the Commission by Badger Meter, Inc. (the “Company”) are incorporated herein by reference (File No. 1-6706):

                (a)      The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which includes audited financial statements as of and for the year ended December 31, 2007.

                (b)      The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

                (c)      All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2007, including (a) the Company’s Current Report on Form 8-K dated February 15, 2008; (b) the Company’s Current Report on Form 8-K dated April 7, 2008; and (c) the Company’s Current Report on Form 8-K dated April 25, 2008.

                (d)      The description of the Company’s Common Stock, par value $1.00 per share, included in Registration Statement No. 0-2596 on Form 8-A, dated July 26, 1971, as amended by the Company’s Form 8, dated January 8, 1987, and any amendments or reports filed for the purpose of updating such description.

                (e)      The description of the Company’s Common Share Purchase Rights included in the Company’s Registration Statement on Form 8-A, dated May 26, 1998, and any amendments or reports filed for the purpose of updating such description; and the description of the Company’s Common Share Purchase Rights included in the Company’s Current Report on Form 8-K, dated February 15, 2008, and any other reports filed for the purpose of updating such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this registration statement and prior to such time as the Company files a post-effective amendment to the registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

                Not applicable.

Item 5.	Interests of Named Experts and Counsel.

                The Company’s counsel, Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, WI 53202, has rendered an opinion as to the legality of the shares of the Company’s Common Stock to be issued pursuant to the Badger Meter, Inc. 2008 Restricted Stock Plan.

Item 6.	Indemnification of Directors and Officers.

                Pursuant to the Wisconsin Business Corporation Law and the Company’s Restated By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer has reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

                The indemnification provided by the Wisconsin Business Corporation Law and the Company’s Restated By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the indemnification available to an officer or director may be to reduce the circumstances under which the officer or director is required to bear the economic burden of liabilities and expenses related to actions taken by the individual in his or her capacity as an officer or director. Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

                The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.

                Not Applicable.

Item 8.	Exhibits.

                The following exhibits have been filed (except where otherwise indicated) as part of this registration statement:

(4.1)	Badger Meter, Inc. 2008 Restricted Stock Plan.

(4.2)	Form of Restricted Stock Agreement used in connection with the Badger Meter, Inc. 2008 Restricted Stock Plan.

(4.3)	Rights Agreement, dated as of May 26, 1998, between the Company and U.S. Bank, National Association (f/k/a/ Firstar Bank, N.A., successor to Firstar Trust Company). [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A (File No. 1-6706), dated as of May 26, 1998.]

(4.4)	Agreement of Substitution and Amendment of Common Shares Rights Agreement, dated August 16, 2002, between the Company and American Stock Transfer & Trust Company. [Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-102057), filed on December 20, 2002.]

(4.5)	Rights Agreement, dated as of February 15, 2008, between the Company and American Stock Transfer & Trust Company. [Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1-6706), dated as of February 15, 2008.]

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Ernst & Young LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

(24)	Power of Attorney relating to subsequent amendments (included on the signature pages of this registration statement).

Item 9.	Undertakings.

(a)     The undersigned registrant hereby undertakes:

        (1)      to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                (iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)      that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3)      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)      that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                (i)        Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)      That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                (iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)     The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on this 30th day of April, 2008.

BADGER METER, INC.
BY: /s/ Richard A. Meeusen
Name: Richard A. Meeusen
Title: Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Richard A. Meeusen and Richard E. Johnson, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Richard A. Meeusen	Chairman, President and	April 30, 2008
Richard A. Meeusen	Chief Executive Officer
and Director (Principal
Executive Officer)
______________	Director	April 30, 2008
Ronald H. Dix
/s/ Thomas J. Fischer	Director	April 30, 2008
Thomas J. Fischer
/s/ Kenneth P. Manning	Director	April 30, 2008
Kenneth P. Manning
/s/ Ulice Payne, Jr.	Director	April 30, 2008
Ulice Payne, Jr.

S-1

Signature	Title	Date
/s/ Andrew J. Policano	Director	April 30, 2008
Andrew J. Policano
/s/ Steven J. Smith	Director	April 30, 2008
Steven J. Smith
/s/ John J. Stollenwerk	Director	April 30, 2008
John J. Stollenwerk
/s/ Richard E. Johnson	Senior Vice President-	April 30, 2008
Richard E. Johnson	Finance, Chief
Financial Officer
and Treasurer (Principal
Financial Officer)
/s/ Beverly L.P. Smiley	Vice President-	April 30, 2008
Beverly L.P. Smiley	Corporate Controller
(Principal Accounting Officer)

S-2

EXHIBIT INDEX

Exhibit No.	Exhibit

(4.1)	Badger Meter, Inc. 2008 Restricted Stock Plan.

(4.2)	Form of Restricted Stock Agreement used in connection with the Badger Meter, Inc. 2008 Restricted Stock Plan.

(4.3)	Rights Agreement, dated as of May 26, 1998, between the Company and U.S. Bank, National Association (f/k/a/ Firstar Bank, N.A., successor to Firstar Trust Company). [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A (File No. 1-6706), dated as of May 26, 1998.]

(4.4)	Agreement of Substitution and Amendment of Common Shares Rights Agreement, dated August 16, 2002, between the Company and American Stock Transfer & Trust Company. [Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-102057), filed on December 20, 2002.]

(4.5)	Rights Agreement, dated as of February 15, 2008, between the Company and American Stock Transfer & Trust Company. [Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1-6706), dated as of February 15, 2008.]

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Ernst & Young LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

(24)	Power of Attorney relating to subsequent amendments (included on the signature pages of this registration statement).